THE ADVISORS' INNER CIRCLE FUND
                             FIRST AMENDMENT TO THE
                               CUSTODY AGREEMENT

     THIS FIRST AMENDMENT dated as of November 6, 2013, to the Custody Agreement dated as of February 12, 2013, (the "Agreement"), is entered into by and between THE ADVISORS' INNER CIRCLE FUND, a Massachusetts trust (the "Trust") and U.S. BANK, N.A., a national banking association (the "Custodian").

                                    RECITALS

     WHEREAS, the parties have entered into the Agreement; and

     WHEREAS, the Trust and the Custodian desire to amend the fees of the Agreement; and

     WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by mutual agreement of the parties;

     NOW, THEREFORE, the parties agree as follows:

     EXHIBIT E, THE FEES FOR THE AIG MONEY MARKET FUND, IS HEREBY SUPERSEDED AND REPLACED WITH AMENDED EXHIBIT E ATTACHED HERETO.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.


THE ADVISORS' INNER CIRCLE FUND                   U.S. BANK, N.A.


By: /s/ Lisa K. Whittaker                         By: /s/ Michael R. McVoy

Printed Name: Lisa K. Whittaker                   Printed Name: Michael R. McVoy

Title: Vice President & Assistant Secretary       Title: Senior Vice President


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                   AMENDED EXHIBIT E TO THE CUSTODY AGREEMENT
            THE ADVISORS' INNER CIRCLE FUND - AIG MONEY MARKET FUND

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                           DOMESTIC CUSTODY SERVICES
                      FEE SCHEDULE EFFECTIVE JANUARY, 2014
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ANNUAL FEE BASED UPON MARKET VALUE PER FUND
0.37 basis point on average daily market value based upon custodian records.

PORTFOLIO TRANSACTION FEES

$4.00 per book entry DTC transaction
$4.00 per non-depository time deposit or CD
$10.00 Federal Reserve transaction
$4.00 principal paydown
$15.00 per option contract written, exercised, or expired
$8.00 per future contract transaction
$15.00 per mutual fund transaction
$5.50 per incoming wire transfer
$7.50 per outgoing wire transfer
$30.00 per physical security transaction
$6.50 per repurchase agreement transaction
$5.50 per dividend Reinvestment

* A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

* Overdrafts - charged to the account at Monthly Average Fed Funds interest rate plus 2%.


OUT-OF-POCKET EXPENSES

Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian
(DWAC) fees, and extraordinary expenses based upon complexity.

*    Fees are billed monthly.